                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             THE TITAN CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             Titan Corporation Logo

                                                                  April 10, 1995

Dear Stockholder:

  This letter accompanies the Proxy Statement for our Annual Meeting on Thursday, May 18, 1995, at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, at 9:00 a.m. We hope that it will be possible for you to attend in person.

  At the meeting, the stockholders will be asked to elect seven directors and to ratify the Board's selection of auditors. In addition, we will present a report on the operations and activities of the Company. Following the meeting, management will be pleased to answer your questions about the Company.

  The Notice of Meeting and Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully. We also urge you to sign and return your proxy cards so we can be sure of a quorum to vote on these proposals for stockholder action.

                                        Sincerely,

                                        (J.S. Webb Signature)
                                        J. S. Webb
                                        Chairman of the Board

                                        (Gene W. Ray Signature)
                                        Gene W. Ray
                                        President and Chief
                                        Executive Officer


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+    3033 SCIENCE PARK ROAD . SAN DIEGO, CALIFORNIA 92121 . (619) 552-9500     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 552-9500

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1995

To the Stockholders of The Titan Corporation:

  The Annual Meeting of Stockholders of The Titan Corporation will be held at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, on Thursday, May 18, 1995, at 9:00 a.m., for the following purposes:

    1.  To elect a Board of seven directors;
    2. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1995; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on March 23, 1995, will be entitled to vote at the meeting.

                                        By order of the Board of Directors,

                                        (D. Marshall Nelson signature)
                                        D. Marshall Nelson
                                        Secretary

San Diego, California
April 10, 1995

  TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121

                                                                  April 10, 1995

                               ----------------

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

  The accompanying proxy is solicited by the Board of Directors of The Titan Corporation ("Titan" or the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of the Company at 3033 Science Park Road, San Diego, California 92121, on May 18, 1995 at 9:00 a.m. and at any adjournments thereof. The shares represented by the proxy will be voted at the meeting if the proxy is properly executed and returned. Any stockholder giving a proxy has the right to revoke it by giving written notice to the Secretary of the Company at any time prior to the voting or by executing and delivering a later dated proxy. A stockholder of record at the close of business on March 23, 1995, if present at the meeting, may vote in person whether or not he has previously given a proxy. This Proxy Statement and its enclosures are being mailed to the Company's stockholders on or about April 12, 1995.

  The cost of the solicitation will be paid by the Company. In addition to solicitation of proxies by use of the mails, directors, officers or employees of the Company may solicit proxies personally, or by other appropriate means. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to and to obtain proxies from their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained the services of William F. Doring & Co. to assist in the solicitation of proxies at an estimated cost of $5,000 plus certain out-of-pocket expenses.

                                     VOTING

  The securities of the Company entitled to vote at the meeting consist, as of March 23, 1995, of 694,872 shares of $1.00 Cumulative Convertible Preferred Stock (the "Preferred Stock") and 13,174,351 shares of common stock, par value $.01 per share (the "Common Stock"). Only stockholders of record on the books of the Company at the close of business on that date will be entitled to vote at the meeting. Each Preferred Stock stockholder is entitled to one-third ( 1/3) vote for each of said shares. Holders of Preferred and Common Stock will vote as a single class, and not separately.

  Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Annual Meeting require the approval of a majority of the shares of stock having voting power present. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

  At the Company's Annual Meeting in 1994, approximately 90% of the outstanding voting power was represented and participated in the election of directors.

                        OWNERSHIP OF TITAN'S SECURITIES

  The following table sets forth certain information as to the number of shares beneficially owned as of March 23, 1995 (a) by each person who is known to the Company to own beneficially 5% or more of the outstanding shares of any class of its voting stock, (b) by each present Titan director, each nominee to become a director and each of the Named Executive Officers (as defined on page
9), and (c) by all Titan officers and directors as a group.

                                                         AMOUNT AND
                                                         NATURE OF       PERCENT
               IDENTITY OF OWNER                         BENEFICIAL        OF
                  OR GROUP(1)             TITLE OF CLASS OWNERSHIP        CLASS
               -----------------          -------------- ----------      -------
      C. R. Allen........................  Common Stock     4,750(2)        *
      J. F. Caligiuri....................  Common Stock    14,750(2)        *
      D. J. Fink.........................  Common Stock    11,100(2)        *
      D. M. Holland......................  Common Stock     7,050(2)        *
      A. E. Knauf, Jr....................  Common Stock   293,757(2)(5)   2.23%
      J. E. Koehler......................  Common Stock       --            *
      T. G. Pownall......................  Common Stock     8,750           *
      G. W. Ray..........................  Common Stock   324,667(2)      2.46%
      J. S. Webb.........................  Common Stock    79,589(2)        *
      F. L. Judge........................  Common Stock    12,667(2)        *
      R. B. Gorda........................  Common Stock    14,478(2)        *
      S. P. Meyer........................  Common Stock    68,246(2)        *
      BKP Capital Management.............  Common Stock   940,500(3)      7.14%
      Dimensional Fund Advisors Inc......  Common Stock   676,000(4)      5.13%
      All Directors and Officers as a
       Group (16 Persons)................  Common Stock   927,196(2)(5)   7.04%

- --------
 * Less than 1%.
(1) The address of each owner, other than BKP Capital Management, Inc. and Dimensional Fund Advisors Inc., is c/o The Titan Corporation, 3033 Science Park Road, San Diego, California 92121. The address of BKP Capital Management, Inc. is One Sansome Street, Suite 3900, San Francisco, California 94104. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, Suite 650, Santa Monica, California 90401.
(2) Including (A) 3,750; 3,750; 3,750; 3,750; 71,250; 72,500; 30,000; 12,500;
    11,250; 50,000; and 294,000 shares subject to outstanding options held by Messrs. Allen, Caligiuri, Fink, Holland, Knauf, Ray, Webb, Judge, Gorda, Meyer, and all directors and officers as a group, respectively, which are currently exercisable or may become exercisable within 60 days after March 23, 1995 and (B) 90,654; 73,473; 28,186; 167; 3,228; 13,246; and 242,966
    shares held by the trustees of the Company's 401(k) Retirement Plan and Employee Stock Ownership Plan for the accounts of Messrs. Knauf, Ray, Webb, Judge, Gorda, Meyer and all directors and officers as a group, respectively.
(3) All shares are beneficially owned by BKP Capital Management ("BKP") and Bob K. Pryt, its President and sole shareholder. BKP and Mr. Pryt have shared voting and dispositive power with respect to all 940,500 shares. 901,500 of such shares are held directly by BKP Partners, L.P., a partnership of which BKP and Mr. Pryt are the general partners. The remaining shares are held directly by BKP. All information concerning BKP, Mr. Pryt and BKP Partners, L.P. is based upon information provided to the Company by BKP.
(4) All shares are held in investment vehicles for qualified employee benefit plans for which Dimensional Fund Advisors Inc. ("Dimensional") serves as investment manager. Officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The Investment Trust Company (the "Trust"). In their capacity as officers of the Fund and the Trust, they vote 410,400 of the 676,000 shares of Common Stock shown as beneficially owned by Dimensional. All information concerning Dimensional is based upon information provided to the Company by Dimensional.
(5) Does not include 4,324 shares owned by Mr. Knauf's children, as to which shares Mr. Knauf disclaims beneficial ownership.

  Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property which either spouse may manage and control, and Titan has no information as to whether any shares shown in this table are subject to California community property law.

                             ELECTION OF DIRECTORS

  Seven directors are to be elected at the meeting, each to serve for a term of one year and until his successor shall be elected. The proxies solicited hereby are intended to be voted for the nominees whose names are listed below. Except for Mr. Koehler, all of the nominees are presently directors and all were elected by the stockholders. The Company has no reason to believe that the nominees will not be available for election to serve their prescribed terms. However, the persons named in the proxy will have discretionary authority to vote for others if any nominee is unable or unwilling to serve.

INFORMATION CONCERNING NOMINEES

                                                         YEAR
                                                        FIRST
                                                        BECAME
    NAME             AGE     PRINCIPAL OCCUPATION      DIRECTOR OTHER CORPORATE DIRECTORSHIPS
    ----             ---     --------------------      -------- -----------------------------
J. S. Webb            75 Chairman of the Board of        1984   Amdahl Corporation; EIP
                         Directors of Titan                     Microwave; Plantronics, Inc.
Charles R. Allen      69 Advisor, New Court Partners,    1989                --
                         a venture capital unit of
                         Rothschild, Inc.
Joseph F. Caligiuri   67 Retired Executive Vice          1984   Alton Group, Inc.; Avnet,
                         President of Litton                    Inc.; Scriptel Holding, Inc.
                         Industries, Inc.,
                         diversified manufacturing
Daniel J. Fink        68 President of D. J. Fink         1985   M/A-COM, Inc.; Orbital
                         Associates, Inc., management           Sciences Corporation
                         consulting
John E. Koehler       53 Executive Vice President        1995                --
                         and Chief Operating Officer
                         of Titan (effective April
                         1995)
Thomas G. Pownall     73 Retired Chairman and Chief      1992   Sunstrand Corporation
                         Executive Officer of Martin
                         Marietta Corporation
Dr. Gene W. Ray       56 President and Chief             1985   Wave Systems Corp.
                         Executive Officer of Titan

  Mr. Webb served as Vice Chairman of the Board of TRW, Inc., a diversified manufacturing company, from June 1978 until December 1981 and President of TRW-Fujitsu Company, a joint venture formed to market Fujitsu's computer projects in the United States, from May 1980 until his retirement in December 1981.

  Mr. Allen was employed by TRW, Inc., a diversified manufacturing company, from 1955 to 1986, where he held a number of executive management positions, including director from 1972 to 1986 and Executive Vice President and Chief Financial Officer from 1977 to 1986.

  Mr. Caligiuri was employed by Litton Industries, Inc., a diversified manufacturing and services company, from 1969 to 1993, where he held a number of executive management positions, including Executive Vice President from September 1981 to April 1993.

  Mr. Fink was employed by General Electric Co. from 1967 to 1982, where he held a number of executive management positions, including Senior Vice President of Corporate Planning and Development, after which he founded and has been the President of D. J. Fink Associates, Inc., a management consulting firm.

  Dr. Koehler was employed by Hughes Aircraft Company, a diversified manufacturing and services company, from 1987 to 1995, where he held a number of executive management positions, including Corporate Vice President of Hughes Aircraft Company from 1987 to 1995. Dr. Koehler will become Executive Vice President and Chief Operating Officer of the Company in April 1995.

  Mr. Pownall was employed by Martin Marietta Corporation, a diversified manufacturing and services company, from 1963 to 1992 where he held a number of executive management positions, including director from September 1971 to April 1992, Chief Executive Officer from April 1982 to December 1987, and Chairman of the Board of Directors and Chief Executive Officer from January 1983 to April 1988.

  Dr. Ray was a co-founder of Titan Systems, Inc., the parent of which merged into the Company in 1985. He served as a Director, Chief Executive Officer and President of Titan Systems from its inception in 1981 until the merger. He has been President and Chief Executive Officer of the Company since the merger.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' FEES

  The Company's Board of Directors has an audit committee, a nominating committee and a compensation, stock option and pension committee. The members of the audit committee are Mr. Allen, Chairman, and Messrs. Caligiuri, Fink and Pownall. This committee, which monitors the Company's basic accounting policies, reviews audit and management reports and makes recommendations regarding the appointment of the independent auditors, held two meetings during fiscal 1994. The members of the nominating committee are Mr. Caligiuri, Chairman, and Messrs. Allen, Fink and Pownall. This committee, which seeks out, evaluates and recommends to the Board of Directors qualified nominees for election as directors of the Company, did not formally meet during fiscal 1994. The members of the compensation, stock option and pension committee are Mr. Pownall, Chairman, and Messrs. Allen, Caligiuri and Fink. This committee, which deals with the hiring and election of corporate officers, salary and incentive compensation policies for officers and executives, and the granting of stock options and stock appreciation rights to employees, held five meetings during fiscal 1994.

  During fiscal 1994, the Board of Directors held seven meetings and took action by unanimous written consent on one occasion. Each of the incumbent directors attended more than 75% of the meetings of the Board and its committees on which he served during 1994.

  Directors who are not officers receive directors' fees at an annual rate of $16,000, paid quarterly, and $1,000 per meeting day. In addition, under the existing Directors' Stock Option Plans, options to purchase 15,000 shares of the Common Stock of the Company are granted to each director of the Company who is not an employee of the Company or any of its subsidiaries.

RELATIONSHIPS WITH DIRECTORS' BUSINESSES

  Mr. Caligiuri and Mr. Fink provided management consulting services to the Company during 1994 for $3,000 and $6,000, respectively.

                                TITAN MANAGEMENT

  The executive officers of Titan and their respective positions with Titan and ages are set forth in the following table. Biographical information on each of the executive officers who is not a director is set forth following the table. There are no family relationships between any director or executive officer and other director or executive officer of Titan. Executive officers serve at the discretion of the Board of Directors.

EXECUTIVE OFFICERS

                                                                     YEAR IN WHICH
    NAME                             POSITION                AGE HE/SHE BECAME OFFICER
    ----                             --------                --- ---------------------
J. S. Webb            Chairman of the Board of Directors      75         1984
Gene W. Ray           President and Chief Executive Officer   56         1985
John E. Koehler       Executive Vice President and Chief      53         1995
                       Operating Officer (effective April
                       1995)
Louis L. Fowler       Vice President                          56         1989
Ronald B. Gorda       Vice President                          39         1994
Roger Hay             Senior Vice President and Chief         45         1994
                       Financial Officer
Cornelius L. Hensel   Senior Vice President                   58         1995
Jane E. Judd          Vice President and Controller           48         1987
Frederick L. Judge    Senior Vice President                   61         1994
Albert E. Knauf, Jr.  Executive Vice President                51         1985
Stephen P. Meyer      Senior Vice President                   45         1988
D. Marshall Nelson    Senior Vice President, General Counsel  50         1986
                       and Secretary

  The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her death, resignation or removal. Officers are elected by the Board of Directors annually at its first meeting following the Annual Meeting of Stockholders.

  Mr. Fowler has been Vice President since September 1989. From March 1987 to September 1989 he served as Vice President of Titan Systems, Inc. Prior thereto, Mr. Fowler was Director of Contracts of Titan Systems, Inc. from March 1985 to March 1987.

  Mr. Gorda has been Vice President since May 1994 and President of the Linkabit division of the Company since June 1993. From August 1991 to June 1993 he served as Senior Vice President of the SATCOM Systems business unit of the Linkabit division. Prior thereto, he was Senior Program Manager of the SATCOM Command and Control division of Rockwell International from April 1986 to July 1991.

  Mr. Hay has been Senior Vice President and Chief Financial Officer since March 1994. From October 1989 to September 1993 he was Executive Vice President--Finance and Chief Financial Officer of International Rectifier Corporation.

  Mr. Hensel joined the Company in January 1995 and has been Senior Vice President since February 1995. From July 1988 to January 1995 he was Senior Vice President and General Manager of Atlantic Research Corporation.

  Ms. Judd has been Vice President and Controller since May 1991 and has served as Controller since August 1987. From April 1986 to August 1987 Ms. Judd was Director of Financial Analysis for the Company.

  Mr. Judge has been Senior Vice President since February 1994. From January 1991 to January 1994, Mr. Judge was Senior Vice President and Chief Operating Officer of Hughes Communications, Inc., a unit of GM Hughes Electronics Corp. From January 1988 to January 1991, he served as Senior Vice President of Hughes Communications, Inc.

  Mr. Knauf was a co-founder of Titan Systems, Inc., the parent of which merged into the Company in 1985. He has been Executive Vice President of the Company since May 1989.

  Mr. Meyer has been Vice President since December 1988 and Senior Vice President since May 1990. Mr. Meyer joined the Company in 1987 and served as Senior Vice President--Finance and Administration of Titan Systems, Inc. from March 1987 to December 1988 and Chief Financial Officer from December 1988 until becoming President and General Manager of the Applied Technologies Group in March 1994.

  Mr. Nelson has been Vice President, General Counsel and Secretary of the Company since June 1986 and Senior Vice President since May 1988.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

  The Company's Compensation, Stock Option and Pension Committee has the duty to administer the Company's cash and equity based executive compensation programs and to evaluate the overall performance of the executive officers.

 Compensation Philosophy

  The Company believes that there should be a direct relationship between executive compensation and value delivered to the stockholders. The Company implements this philosophy with a set of supporting principles:

  . Compensation must be fair.

   The Company strives to evaluate the relative contribution of its executive officers and to compensate them fairly in relationship to their individual contributions, to each other, and to their relative value in comparable companies.

  . Compensation must be competitive.

   The Company is committed to providing base salary programs that enable it to attract and retain the best available people. It maintains these programs by monitoring the competitive pay practices of other companies in similar businesses.

  . Compensation must be related to Company goals.

   Executive officers are rewarded based on overall Company performance and on individual performance. Company performance is evaluated by measuring the achievement of Company goals and business plans. Individual performance is measured by reviewing progress against specific personal objectives. Individual performance goals are established for each executive officer based upon his or her ability to effect overall company objectives. Such individual performance goals typically include business unit profitability, asset management, cost control, contract performance objectives and success in diversifying into commercial and international businesses as appropriate.

  . Compensation must motivate.

   The compensation program is designed to provide a direct link between performance and compensation. Realistic individual and Company performance targets provide the motivation to strive to meet or exceed performance goals.

 Compensation Measurement

  The Company has a formalized process to assist in the evaluation of performance and in the determination of compensation amounts for each of the executive officers. It is as follows:

    1. Early in the year, the Board of Directors approves the overall Company goals including earnings per share ("EPS") and return on equity ("ROE"). Individual performance goals are established for the executive officers by the President and CEO, and approved by the Committee. The President and CEO's goals are established by the Committee. The Company measurement goals of EPS and ROE represent approximately two thirds of the incentive opportunity for the President and CEO and other executive officers on the Corporate staff. The remaining one-third is tied to individual performance measures. In the case of executive officers with business unit responsibility, approximately half of the incentive compensation measurement is based upon individual business unit profitability and return on revenues, with the remainder equally split between overall Company goals and individual performance measures. A supplemental incentive compensation bonus of an additional fifteen percent is available to reward growth above Plan in Company EPS or unit profitability.

    2. Each executive officer is given feedback periodically during the year against these objectives.

    3. Upon review and recommendation of the Compensation, Stock Option and Pension Committee, and approval by the Board of Directors, each executive officer is rewarded according to the overall performance of the Company and according to the achievement of individual objectives.

 Total Compensation

  The Company has a program of cash compensation and equity based compensation. These programs apply equally to the President and Chief Executive Officer and all other executive officers.

Cash Compensation

 Base Salary Compensation

  Base salary is set to allow the Company to attract and retain the people necessary for the successful operation and growth of the Company. Base salary is reviewed annually and is examined to determine compatibility with the pay practices of companies in similar businesses. Variable pay opportunity is established in keeping with the competitive environment.

  Dr. Ray's base salary for 1994 was not increased, nor were the base salaries of two of the other four highest paid executive officers in 1993. In March 1995, Dr. Ray's base salary was increased in recognition of his performance during the prior fiscal year as were the base salaries of three of the other four highest paid executive officers in 1994.

 Incentive Compensation

  The Committee believes that a substantial portion of the total compensation should be related to the overall performance of the Company as well as the individual contribution of each executive officer. As a result, much of the total compensation is "at risk".

  Under the Company's Incentive Plan, bonuses are paid to the President and CEO and each executive officer based on individual performance and the performance of the Company, with maximum incentive compensation ranging from 30% to 60% of base salary compensation. The maximum incentive compensation range is established based upon the individual's goals as well as to be consistent with maximum incentive compensation of similar businesses. A supplemental bonus is available to reward growth above Plan in Company EPS or unit profitability.

  The Incentive Compensation set forth in the accompanying table for the President and Chief Executive Officer and the other four highest paid executive officers was dependent on the achievement of the Company and individual performance goals for the periods shown. The variation in incentive compensation from year to year and from individual to individual reflects the executive officer's relative achievement of his/her performance objectives, as well as whether the Company goals were achieved. In March 1995, Dr. Ray and each of the other four highest paid executive officers received a bonus as a result of the Company's performance in 1994.

Equity Based Compensation

 Stock Option Programs

  The Company's Stock Option Program's purpose is to provide additional incentives to the executive officers to encourage their commitment to the maximization of shareholder value over the long-term.

  Options are granted consistent with the responsibility and accountability of the recipient and the compensation philosophy previously expressed. Stock option grants afford a desirable long-term compensation method because they closely ally the interests of management with shareholder value.

  The option programs utilize a four year vesting period to encourage executive officers to continue in the employ of the Company. These options are at current market value and are available to all executive officers. During 1994, the President and CEO, along with two of the other four highest paid executive officers, were awarded stock options as shown in the accompanying table.

  The Compensation Committee has reviewed the total compensation of the five highest paid executive officers in 1994 and has concluded that their compensation is reasonable and is consistent with the Company's compensation philosophy.

  It is the Company's policy to qualify all compensation paid to its top executives for deductibility under the Internal Revenue Code and regulations in order to maximize the Company's income tax deductions.

  No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE

  Thomas G. Pownall, Chairman
  Charles R. Allen
  Joseph F. Caligiuri
  Daniel J. Fink

February 28, 1995

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table shows, for the fiscal years ended December 31, 1994, 1993 and 1992, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company (the "Named Executive Officers") in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL        LONG-TERM
                                       COMPENSATION    COMPENSATION
                                    ------------------ ------------
                                                          AWARDS
                                                       ------------  ALL OTHER
      NAME AND PRINCIPAL            SALARY($) BONUS($)   OPTIONS/   COMPENSATION
           POSITION            YEAR    (A)      (B)      SARS (#)     ($) (C)
      ------------------       ---- --------- -------- ------------ ------------
G. W. Ray..................... 1994  290,500  169,800     50,000       41,798
 President and Chief           1993  287,038      --      95,000       39,221
 Executive Officer             1992  269,616  119,300     15,000       42,604
F.L. Judge.................... 1994  198,186  150,875     50,000       20,625
 Senior Vice President
R.B. Gorda.................... 1994  156,758  117,246     50,000       14,912
 Vice President                1993  131,910   30,000     30,000        9,382
                               1992  101,525   31,192        --         2,545
S. P. Meyer................... 1994  174,401   78,200        --        28,271
 Senior Vice President         1993  161,773      --      55,000       27,508
                               1992  154,072   65,100     10,000       28,194
A. E. Knauf, Jr............... 1994  199,026   29,250        --        29,714
 Executive                     1993  170,060      --      70,000       28,771
 Vice President                1992  185,603   97,400     15,000       33,880

- --------
(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
(B) Amounts shown include bonus cash compensation earned by executive officers for each fiscal year whether received in the fiscal year in which it was earned or in the subsequent fiscal year.
(C) Amounts shown consist of (i) the Company's matching contribution to its 401(k) Retirement Plan; (ii) the Company's matching contribution to its Supplemental Retirement Plan for Key Executives; (iii) the Company's contribution to its Employee Stock Ownership Plan and (iv) interest earned in the Company's Supplemental Plan for Key Executives which exceeded 120% of the applicable federal long-term rate with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code). Amounts shown for fiscal year 1994 for each Named Executive Officer consist of the following elements of compensation: Dr. Ray: (i) $7,500; (ii) $28,300; (iii) $5,998; and (iv) none; Mr. Judge: (i) none;(ii) $20,625; (iii) none; and (iv) none; Mr. Gorda: (i) $7,500; (ii) $5,000; (iii) $2,412; and (iv) none;Mr. Meyer:
    (i) $7,500; (ii) $15,700; (iii) $5,071; and (iv) none; Mr. Knauf: (i)
    $7,500; (ii) $19,500;(iii) $2,714; and (iv) none.

STOCK OPTIONS

  The following table contains information concerning the grant of stock options made during fiscal 1994 under the Company's long-term incentive program to the Named Executive Officers:

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                                                              POTENTIAL
                                                                             REALIZABLE
                                                                              VALUE AT
                                                                           ASSUMED ANNUAL
                                                                           RATES OF STOCK
                                                                                PRICE
                                                                            APPRECIATION
                                                                           FOR OPTION TERM
                                         INDIVIDUAL GRANTS                       (F)
                         ------------------------------------------------- ---------------
                                 % OF TOTAL OPTIONS
                         OPTIONS     GRANTED TO       EXERCISE
                         GRANTED EMPLOYEES IN FISCAL   PRICE    EXPIRATION
NAME                       (B)        YEAR (C)       ($/SH) (D)  DATE (E)  5% ($)  10% ($)
- ----                     ------- ------------------- ---------- ---------- ------- -------
G. W. Ray............... 50,000         14.53%          4.75     8/18/04   149,388 378,575
F. L. Judge............. 50,000         14.53%          3.375     2/1/04   106,144 268,988
R. B. Gorda............. 50,000         14.53%          4.75     8/18/04   149,388 378,575
S. P. Meyer.............    --            --             --          --        --      --
A. E. Knauf, Jr.........    --            --             --          --        --      --

- --------
(A) No SARs were granted to any of the Named Executive Officers during the last fiscal year.
(B) Options granted in 1994 are exercisable starting 12 months after grant date, with 25% of the shares covered directly becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.
(C) In 1994 all employees of the Company received stock options covering a total of 344,000 Shares.
(D) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(E) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. All options were "incentive" stock options under the Internal Revenue Code.
(F) Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock, which will be determined by future events and unknown factors.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION VALUE (A)

                          SHARES                                       VALUE OF UNEXERCISED
                         ACQUIRED            NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                            ON     VALUE     OPTIONS AT FY-END (#)       AT FY-END ($) (C)
                         EXERCISE REALIZED ------------------------- -------------------------
     NAME                  (#)    ($) (B)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                -------- -------- ----------- ------------- ----------- -------------
G. W. Ray...............  70,000  297,500    66,250       133,750      235,469      337,031
F. L. Judge.............     --       --        --         50,000          --       150,000
R. B. Gorda.............   2,500   11,250     8,750        73,750       26,719      153,594
S. P. Meyer.............  50,000  171,288    46,250        48,750      175,156      149,219
A. E. Knauf, Jr.........  50,000  156,250    66,250        63,750      253,281      195,469

- --------
(A) No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.
(B) Market value of underlying securities on date of exercise, minus the exercise or base price.
(C) Market value of underlying securities at year-end, minus the exercise or base price.

PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                          AMONG THE TITAN CORPORATION,
         NEW YORK STOCK EXCHANGE MARKET INDEX AND INDUSTRY GROUP INDEX




                        PERFORMANCE GRAPH APPEARS HERE


Measurement Period                          INDUSTRY      BROAD
(Fiscal Year Covered)        TITAN CP       INDEX         MARKET
- -------------------          ----------     ---------     ----------
Measurement Pt-  1989        $100           $100         $100
FYE   1990                   $ 73.68        $ 97.26      $ 95.92
FYE   1991                   $142.11        $121.17      $124.12
FYE   1992                   $157.89        $160.54      $129.96
FYE   1993                   $129.06        $231.31      $147.56
FYE   1994                   $274.26        $256.74      $144.69




- --------
(1) The above graph compares the performance of The Titan Corporation with that of the New York Stock Exchange Market Index and the MG Industry Group 171-Electronics Equipment Manufacturers Index, which is a published industry group index.

(2) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumed that $100 was invested on January 1, 1990 in each of The Titan Corporation, the New York Stock Exchange Market Index and the MG Industry Group 171--Electronics Equipment Manufacturers Index with investment weighted on the basis of market capitalization. Titan's stock price was $6.375 per share on December 31, 1994.

                       APPROVAL OF SELECTION OF AUDITORS

  The Board is seeking stockholder ratification of its selection of Arthur Andersen LLP to serve as the Company's auditors for the fiscal year ending December 31, 1995. Arthur Andersen LLP is serving as the Company's auditors for 1994 and previously served as the Company's auditors since 1985 and as Titan Systems' auditors since 1981. It is anticipated that representatives of Arthur Andersen LLP will attend the Annual Meeting with the opportunity to make any statement they may desire to make and will be available to respond to appropriate questions from stockholders. Arthur Andersen LLP will be retained as the Company's auditors for the fiscal year ending December 31, 1995 if this proposal is approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting.

  The Board of Directors recommends a vote "FOR" this proposal.

                                 OTHER BUSINESS

  The Company knows of no other matters to be brought before the Annual Meeting of Stockholders. If other matters should come before the meeting, it is the intention of each person mentioned in the proxy to vote such proxy in accordance with his judgment of such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                            STOCKHOLDERS' PROPOSALS

  Proposals by stockholders intended to be presented at the next annual meeting in 1996 must be in writing and received by the Company by December 13, 1995 to be considered for inclusion in the Company's proxy material under the rules of the Securities and Exchange Commission.

                              FINANCIAL STATEMENTS

  The Company's 1994 Annual Report, including financial statements for fiscal year 1994, accompanies this proxy statement. STOCKHOLDERS MAY OBTAIN FREE OF CHARGE A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO THE SECRETARY, 3033 SCIENCE PARK ROAD, SAN DIEGO, CALIFORNIA 92121.

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                          THE TITAN CORPORATION--PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 1995

  Mr. J. S. Webb and Dr. Gene W. Ray, or either of them, each with power of substitution, are hereby appointed proxies at the Annual Meeting of Stockholders of THE TITAN CORPORATION to be held May 18, 1995, or any adjournment or adjournments thereof, to represent and to vote all shares of stock of said corporation (preferred and common) which the undersigned would be entitled to vote if personally present, upon the matters specified below and upon such other business as may properly come before the Meeting, and any prior proxy to vote at such Meeting is hereby revoked. With respect to matters not known to said corporation's Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

  1. ELECTION OF DIRECTORS

  This proxy grants authority to vote for the Board of Directors' nominees for election as directors listed below, except to the extent such authority is specifically withheld. To withhold authority to vote for any individual, draw a line through such individual's name in the list below:


  J. S. Webb       Charles R.Allen      Joseph F. Caligiuri     Daniel J. Fink
  J. E. Koehler    Thomas G. Pownall    Dr. Gene W. Ray


  2. RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

                 [_] FOR       [_] AGAINST        [_] ABSTAIN

                      IMPORTANT--PLEASE SIGN ON OTHER SIDE
- --------------------------------------------------------------------------------




- --------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES SET FORTH ABOVE AS DIRECTORS AND FOR RATIFICATION
OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS.

DATE:_____________________, 1995

                                           ____________________________________
                                                 Signature of Stockholder

                                           ____________________________________
                                                 Signature of Stockholder

                                           Please sign exactly as your name or
                                           names appear hereon, and when
                                           signing as attorney, executor,
                                           administrator, trustee, or
                                           guardian, give your full title as
                                           such. If the signatory is a
                                           corporation, sign the full
                                           corporate name by a duly authorized
                                           officer.

                                            PLEASE SIGN, DATE AND RETURN YOUR
                                             PROXY PROMPTLY IN THE POST-PAID
                                                    ENVELOPE PROVIDED
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